Exhibit 10(b)xxxv
AMENDMENT TO
AMENDED AND RESTATED
ANADARKO SAVINGS RESTORATION PLAN
DATED JANUARY 1, 1995
     WHEREAS, Anadarko Petroleum Corporation (the “Company”) has heretofore adopted the Amended and Restated Anadarko Savings Plan dated January 1, 1995 (the “Plan”); and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, the Plan shall be amended, effective as of January 1, 2005, as follows:
     1. The definition of “SRP Eligible Employee” under Section 1.02 of the Plan shall be deleted and the following shall be substituted therefor:
“SRP Eligible Employee: Any Employee who is currently participating in the Savings Plan and whose benefits under the Savings Plan are reduced by limitations in the Code and/or as a result of deferring compensation pursuant to any deferred compensation plan sponsored by the Company and designated by the Company as a deferred compensation plan for purposes of this Plan.”
     2. The second sentence of Article II of the Plan shall be deleted and the following shall be substituted therefor:
“The Plan is made necessary by certain limitations which are imposed on the Savings Plan by the Code and the regulations promulgated thereunder and as a result of Employees’ elections to defer compensation under nonqualified deferred compensation arrangements sponsored by the Company which are designated by the Company as a deferred compensation plan for purposes of this Plan.”
     3. Item (a) of Article V of the Plan shall be deleted and the following shall be substituted therefor:
“(a)	equals the Company Matching Contributions which would have been allocated to such Plan participants’ Company Contribution Account under the Savings Plan if the Savings Plan had been administered without regard to the limitations contained in any of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Code and without regard to any elective salary and/or bonus compensation deferrals effected by a Plan Participant under any deferred compensation arrangement sponsored by the Company which has been designated by the Company as a deferred compensation plan for purposes of this Plan; and”

     4. As amended hereby, the Plan is specifically ratified and reaffirmed.
     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 20th day of December, 2004.

ANADARKO PETROLEUM CORPORATION
By:	/s/ Richard A. Lewis
Richard A. Lewis
Vice President, Human Resources